UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 1, 2018, Hovnanian Enterprises, Inc. (the “Company”) and K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of the Company (“K. Hovnanian”), closed their previously announced financing transactions.

Term Loan Credit Agreement

On January 29, 2018, K. Hovnanian, the Company, the other guarantors party thereto, Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into a credit agreement (the “Term Loan Credit Agreement”) providing for a senior unsecured term loan credit facility in the aggregate amount of up to $212.5 million. The loans under the Term Loan Credit Agreement (“Term Loans”) are to be borrowed by K. Hovnanian and guaranteed by the Company and substantially all of its subsidiaries, except for K. Hovnanian, its home mortgage subsidiaries, certain of its title insurance subsidiaries, joint ventures, subsidiaries holding interests in joint ventures and its foreign subsidiary (collectively, the “Guarantors”).

The Term Loan Credit Agreement provides for (i) initial Term Loans in the amount of $132.5 million, which were borrowed by K. Hovnanian on February 1, 2018 and used, together with cash on hand, to redeem on February 1, 2018 all $132,546,000 aggregate principal amount of K. Hovnanian’s 7.000% Senior Notes due 2019 (the “7% 2019 Notes”) and (ii) delayed draw Term Loans in an amount up to $80.0 million available beginning on May 28, 2018 for purposes of refinancing certain of K. Hovnanian’s 8.000% Senior Notes due 2019 (the “8% 2019 Notes”) that remain outstanding following completion of the Exchange Offer (as defined in Item 8.01 below), subject to the terms and conditions set forth therein.

The Term Loans bear interest at a rate equal to 5.0% per annum and interest will be payable in arrears, on the last business day of each fiscal quarter. The Term Loans will mature on February 1, 2027, which is the ninth anniversary of the first closing date of the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains representations and warranties, with the accuracy of certain specified representations and warranties being a condition to the funding of the Term Loans on each date of funding, and affirmative and restrictive covenants that limit, among other things, and in each case subject to certain exceptions, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase subordinated indebtedness and common and preferred stock, make other restricted payments, including investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The Term Loan Credit Agreement also contains customary events of default which would permit the Administrative Agent thereunder to declare Term Loans made thereunder to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Term Loans, including any interest and fees due in connection therewith, or other material indebtedness, the failure to satisfy covenants, the material inaccuracy of representations or warranties made, cross acceleration of other material indebtedness, and specified events of bankruptcy and insolvency.

A copy of the Term Loan Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Secured Credit Agreement

On January 29, 2018, K. Hovnanian, the Company, the other guarantors party thereto, Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into a credit agreement (the “Secured Credit Agreement”) providing for up to $125.0 million in aggregate amount of secured first lien loans to fund the repayment of K. Hovnanian’s $75.0 million senior secured first lien term loan facility (the “Existing Term Loan Facility”) and for general corporate purposes, upon the terms and subject to the conditions set forth therein. Loans under the Secured Credit Agreement (“Secured Loans”) are to be borrowed by K. Hovnanian and guaranteed by the Guarantors. Availability under the Secured Credit Agreement will terminate on December 28, 2019 and any outstanding Secured Loans on such date shall convert to secured term loans maturing on December 28, 2022. When available to be drawn, the Secured Loans and the guarantees thereof will be secured by substantially all of the assets owned by K. Hovnanian and the Guarantors, subject to permitted liens and certain exceptions, on a first lien basis relative to the liens securing K. Hovnanian’s 10.000% Senior Secured Notes due 2022 and 10.500% Senior Secured Notes due 2024 (the “2024 Notes”) pursuant to an existing intercreditor agreement to which the collateral agent for the Secured Credit Agreement shall become a party.

The Secured Loans will bear interest at a rate per annum equal to the lesser of (a) 10.0% per annum and (b) (i) the volume weighted average yield (calculated based on the yield to maturity during the 30 calendar day period ending on the business day before the closing date of the first borrowings under the Secured Credit Agreement (the “Applicable Period”)) of the 2024 Notes, if available, or if such rate is not available for the 2024 Notes, such rate in respect of K. Hovnanian’s secured debt securities having the largest traded volume during the Applicable Period (the “VWAY Rate”), minus (ii) 0.50%, and interest will be payable in arrears, on the last business day of each fiscal quarter. If adequate and reasonable means do not exist for ascertaining the VWAY Rate as set forth in the preceding sentence, it shall instead be the rate calculated using the average of three quotations for the 2024 Notes provided by three brokers of recognized standing.

The Secured Credit Agreement contains representations and warranties, with the accuracy of certain specified representations and warranties being a condition to the funding of the Secured Loans on each date of funding, and affirmative and restrictive covenants that limit, among other things, and in each case subject to certain exceptions, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase subordinated indebtedness and common and preferred stock, make other restricted payments, including investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The Secured Credit Agreement also contains customary events of default which would permit the Administrative Agent thereunder to exercise remedies with respect to the collateral securing the Secured Loans and declare Secured Loans to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Secured Loans, including any interest and fees due in connection therewith, or other material indebtedness, the failure to satisfy covenants, the material inaccuracy of representations or warranties made, cross acceleration to other material indebtedness, and specified events of bankruptcy and insolvency.

The terms and covenants of the Secured Credit Agreement are effective as of January 29, 2018, the date of execution of the Secured Credit Agreement. However, the obligations of the lenders thereunder to make Secured Loans under the Secured Credit Agreement on the applicable borrowing dates are subject to the satisfaction of certain terms and conditions precedent set forth therein, including requiring K. Hovnanian to use the net cash proceeds therefrom to repay K. Hovnanian’s Existing Term Loan Facility.

A copy of the Secured Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indenture

On February 1, 2018, K. Hovnanian closed the Exchange Offer (described under Item 8.01 below) and issued $90,590,000 aggregate principal amount of 13.5% Senior Notes due 2026 (the “New 2026 Notes”) and $90,120,000 aggregate principal amount of 5.0% Senior Notes due 2040 (the “New 2040 Notes” and, collectively with the New 2026 Notes, the “New Notes”) under an indenture (the “Indenture”) dated as of February 1, 2018 among K. Hovnanian, the Company, the other guarantors party thereto and Wilmington Trust, National Association, as trustee.

The New Notes are issued by K. Hovnanian and guaranteed by the Guarantors, except for K. Hovnanian at Sunrise Trail III, LLC, a wholly-owned subsidiary of the Company (the “Subsidiary Purchaser”), which will not guarantee the New Notes. The New 2026 Notes bear interest at 13.5% per annum and mature on February 1, 2026. The New 2040 Notes bear interest at 5.0% per annum and mature on February 1, 2040. Interest on the New Notes is payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2018, to holders of record at the close of business on January 15 or July 15, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit, among other things, and in each case subject to certain exceptions, the ability of the Company and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase subordinated indebtedness and common and preferred stock, make other restricted payments, including investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The Indenture also contains customary events of default which would permit the holders of the applicable series of New Notes to declare those New Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the applicable series of New Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The Indenture also contains limitations on actions with respect to the $26.0 million aggregate principal amount of 8% 2019 Notes purchased by the Subsidiary Purchaser in the Exchange Offer (the “Purchased 8.0% Notes”), including that, (A) K. Hovnanian and the guarantors of the New Notes shall not, (i) prior to June 6, 2018, redeem, cancel or otherwise retire, purchase or acquire any Purchased 8.0% Notes or (ii) make any interest payments on the Purchased 8.0% Notes prior to their stated maturity, and (B) K. Hovnanian and the guarantors of the New Notes shall not, and shall not permit any of their subsidiaries to, (i) sell, transfer, convey, lease or otherwise dispose of any Purchased 8.0% Notes other than to any subsidiary of Hovnanian that is not K. Hovnanian or a guarantor of the New Notes or (ii) amend, supplement or otherwise modify the Purchased 8% Notes or the indenture under which they were issued with respect to the Purchased 8% Notes, subject to certain exceptions. In addition, the Indenture provides that notwithstanding the above, at all times on or after June 6, 2018 and prior to the stated maturity of the Purchased 8% Notes, the Subsidiary Purchaser shall continue to own and hold at least the minimum denomination thereof.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02.      Termination of a Material Definitive Agreement.

The information set forth under Item 8.01 below, as to the redemption of all outstanding 7% 2019 Notes that were issued under an indenture, dated as of January 10, 2014, among K. Hovnanian, the Company, the guarantors party thereto and Wilmington Trust, National Association, is incorporated by reference into this Item 1.02.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.      Regulation FD Disclosure.

On February 2, 2018, the Company issued a press release announcing the closing of the financing transactions, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.      Other Events.

Exchange Offer

On February 1, 2018, the Company announced the closing of the previously announced exchange offer (the “Exchange Offer”) by K. Hovnanian to exchange up to $185.0 million aggregate principal amount of K. Hovnanian’s 8% 2019 Notes for a combination of (i) cash, (ii) K. Hovnanian’s New 2026 Notes and (iii) K. Hovnanian’s New 2040 Notes, on the terms and subject to the conditions set forth in a Confidential Offering Memorandum, dated December 28, 2017 (as it was amended or supplemented from time to time, the “Offering Memorandum”), and the related Letter of Transmittal (as it was amended or supplemented from time to time and, collectively with the Offering Memorandum, the “Exchange Offer Documents”). K. Hovnanian accepted all of the $170,226,000 aggregate principal amount of the 8% 2019 Notes validly tendered and not validly withdrawn in the Exchange Offer (the “Accepted Notes”) (representing 72.14% of the aggregate principal amount outstanding prior to the Exchange Offer).

In connection therewith on February 1, 2018, K. Hovnanian issued $90,590,000 aggregate principal amount of New 2026 Notes and $90,120,000 aggregate principal amount of New 2040 Notes pursuant to the Indenture, and, also as part of the Exchange Offer, the Subsidiary Purchaser purchased for $26,519,999.96 in cash the Purchased 8.0% Notes, in each case, in accordance with the terms and conditions described in the Exchange Offer Documents.

Redemption of 7% 2019 Notes

On February 1, 2018, K. Hovnanian completed the previously announced redemption of all of its outstanding $132,546,000 aggregate principal amount of 7% 2019 Notes.

*     *     *     *

All statements in this Current Report on Form 8-K that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against the Company and not resolved in the Company’s favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

4.1

Indenture, dated as of February 1, 2018, relating to the 13.5% Senior Notes due 2026 and 5.0% Senior Notes due 2040, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other guarantors party thereto and Wilmington Trust, National Association, as trustee, including the forms of 13.5% Senior Notes due 2026 and 5.0% Senior Notes due 2040.

10.1

Credit Agreement, dated as of January 29, 2018, among Hovnanian Enterprises, Inc., K. Hovnanian Enterprises Inc., the subsidiary guarantors named therein, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, in respect of the unsecured term loans.

10.2

Credit Agreement, dated as of January 29, 2018, among Hovnanian Enterprises, Inc., K. Hovnanian Enterprises Inc., the subsidiary guarantors named therein, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, in respect of the secured loans.

99.1	Press release, dated February 2, 2018, announcing the closing of the financing transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Michael Discafani
Name: Michael Discafani
Title: Vice President, Corporate Counsel and Secretary

Date: February 2, 2018